Exhibit 99.1

                 Radiation Therapy to Expand Into New Jersey

   -- Company Enters into Agreements to Acquire Three Radiation Centers --

    FORT MYERS, Fla., Sept. 7 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, announced today that it has entered into definitive purchase agreements to acquire three radiation centers in New Jersey, which currently treat over 60 patients per day. Upon closing, the acquisitions are expected to contribute to earnings. The Company will use its existing credit line to finance the acquisitions.

    The acquisitions are expected to be the first for the Company in the State of New Jersey and would bring the number of treatment centers it operates to 55 centers, clustered into 18 regional networks in nine states. The treatment centers are located on, or adjacent to, the campuses of Virtua Health in Voorhees, Underwood-Memorial Hospital, partners with Jefferson Health Systems, in Woodbury and Lady of Lourdes in Willingboro. These centers are established practices and offer radiation therapies to patients residing in Burlington, Camden and Gloucester Counties. Radiation Therapy Services will upgrade these facilities with advanced technologies and equipment, expanding available treatment options. As part of its regional network strategy, the Company expects to implement an Intensity Modulated Radiation Therapy (IMRT) program. Upon closing, the centers will operate under the 21st Century Oncology brand and be wholly owned by the Company.

    New Jersey requires approval to transfer licenses to operate radiation treatment centers. Radiation Therapy Services has applied for such license transfers and expects to receive approval during the fourth quarter. The acquisitions are expected to close subsequent to satisfaction of closing conditions including the receipt of the license transfer approval.

    Dr. Daniel Dosoretz, President and Chief Executive Officer, stated, "The proposed acquisitions are part of our strategy to grow by acquiring established treatment centers in new regions and adding value by implementing advanced radiation therapy technologies and treatments. We believe New Jersey is a market that offers significant opportunity for growth. The three centers being acquired serve a region with a combined population of more than 1.1 million and are located in close proximity to the campuses of well-respected hospitals. The treatment centers are staffed by leading radiation oncologists and have established strong referral sources."

    About Radiation Therapy Services

    Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 52 treatment centers are clustered into 17 regional networks in eight states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New York and North Carolina. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

    This release contains forward-looking statements about the Company's future plans, expectations and objectives. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to, the Company's ability to consummate the proposed acquisition, the integration and future performance of the treatment centers to be acquired and those risk factors described in the Company's recent quarterly report on Form 10-Q and the "Risk Factors" section of the Form S-1 Registration Statement, as amended, relating to the Company's initial public offering as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at http://www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

     Contacts:                           Investors/Media:
     Dave Koeninger                      Denise Roche/Greg Tiberend
     Chief Financial Officer             The Ruth Group
     Radiation Therapy Services, Inc.    646-536-7008/7005
     239-931-7282                        droche@theruthgroup.com
     dkoeninger@rtsx.com                 gtiberend@theruthgroup.com

SOURCE  Radiation Therapy Services, Inc.
    -0-                             09/07/2004
    /CONTACT: Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, or dkoeninger@rtsx.com; or Investors/Media:
Denise Roche, +1-646-536-7008, droche@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Radiation Therapy Services, Inc. /
    /Web site:  http://www.rtsx.com /
    (RTSX)

CO:  Radiation Therapy Services, Inc.
ST:  New Jersey, Florida
IN:  BIO HEA MTC
SU:  PDT